Exhibit 99.1

PRESS RELEASE

Dick’s Sporting Goods Reports Second Quarter Results; Exceeds Earnings Expectations

•                  Consolidated non-GAAP earnings per diluted share increased 21% to $0.52 per diluted share in the second quarter of 2011 from $0.43 per diluted share in the second quarter of 2010

•                  Consolidated same store sales increased 2.5% in the second quarter of 2011

•                  Company raises full year estimated non-GAAP earnings range from $1.91 to 1.93 per diluted share to a range of $1.94 to 1.96 per diluted share

•                  Company ended the second quarter of 2011 with $626 million in cash, without any outstanding borrowings under its credit facility

PITTSBURGH, Pa., August 16, 2011 - Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the second quarter ended July 30, 2011.

Second Quarter Results

The Company reported consolidated non-GAAP net income for the second quarter ended July 30, 2011 of $65.1 million, or $0.52 per diluted share, excluding a $0.07 per diluted share impact from a gain on sale of investment. The second quarter consolidated non-GAAP earnings per diluted share exceeded estimated earnings expectations provided on May 17, 2011 of $0.47 - 0.49 per diluted share.

On a GAAP basis, the Company reported consolidated net income for the second quarter ended July 30, 2011 of $73.8 million, or $0.59 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”  For the second quarter ended July 31, 2010, the Company reported consolidated net income of $51.5 million, or $0.43 per diluted share.

Net sales for the second quarter of 2011 increased by 6.6% to $1.3 billion due primarily to a 2.5% increase in consolidated same store sales and the opening of new stores. The 2.5% consolidated same store sales increase consisted of a 1.7% increase at Dick’s Sporting Goods stores, a 4.0% increase at Golf Galaxy stores and a 31.9% increase in its e-commerce business.

“In the second quarter, we delivered profitable growth that exceeded our earnings projections while continuing to strengthen our balance sheet. While top line sales started slow in the quarter, June and July comps accelerated at a pace above our quarterly target of approximately 3%,” said Edward W. Stack, Chairman and CEO. “We also made marked progress in developing all of our growth drivers by adding productive, profitable stores; building our e-commerce business; and expanding our overall margin rates. As a result, we are well positioned to continue to meaningfully grow our business.”

New Stores

In the second quarter, the Company opened eight Dick’s Sporting Goods stores. These stores are listed in a table later in the release under the heading “Store Count and Square Footage.”

As of July 30, 2011, the Company operated 455 Dick’s Sporting Goods stores in 42 states, with approximately 25.1 million square feet and 81 Golf Galaxy stores in 30 states, with approximately 1.3 million square feet.

Balance Sheet

The Company ended the second quarter of 2011 with $626 million in cash and cash equivalents and did not have any outstanding borrowings under its $440 million credit facility. At the end of the second quarter of 2010, the Company had $278 million in cash and cash equivalents and did not have any outstanding borrowings under its credit facility.

The inventory per square foot was 0.9% lower at the end of the second quarter 2011 as compared to the end of the second quarter of 2010.

Year-to-Date Results

The Company reported consolidated non-GAAP net income for the 26 weeks ended July 30, 2011 of $102.6 million, or $0.82 per diluted share. On a GAAP basis, the Company reported consolidated net income for the 26 weeks ended July 30, 2011 of $111.3 million, or $0.89 per diluted share. For the 26 weeks ended July 31, 2010, the Company reported consolidated net income of $77.7 million, or $0.64 per diluted share.

Net sales for the first half of 2011 increased 6.5% from the first half of 2010 to $2.4 billion primarily due to a consolidated same store sales increase of 2.3% and the opening of new stores.

Current 2011 Outlook

The Company’s current outlook for 2011 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release.  Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

•                  Full Year 2011

•                  Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated non-GAAP earnings per diluted share of approximately $1.94 – 1.96, excluding a gain on sale of investments. For the full year 2010, the Company reported consolidated non-GAAP earnings per diluted share of $1.63, excluding Golf Galaxy store closing costs and litigation settlement costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $1.50 in 2010.

•                  Consolidated same store sales are currently expected to increase approximately 1 - 2% compared to a 7.2% increase last year.

•                  The Company currently expects to open approximately 36 new Dick’s Sporting Goods stores, remodel 14 Dick’s Sporting Goods stores, and relocate one Golf Galaxy store in 2011.

•                  Third Quarter 2011

•                  Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.24 - 0.26 in the third quarter of 2011. In the third quarter of 2010, the Company reported consolidated non-GAAP earnings per diluted share of $0.22.

•                  Consolidated same store sales are currently expected to increase approximately 1 - 2% compared to a 5.1% increase in the third quarter last year.

•                  The Company expects to open approximately 18 new Dick’s Sporting Goods stores in the third quarter of 2011.

•                  Capital Expenditures

•                  In 2011, the Company anticipates capital expenditures to be approximately $252 million on a gross basis and approximately $197 million on a net basis.

“While some may view our top line guidance as being conservative, we believe that the current instability in many global markets and the uncertainty in the domestic macro economic environment, warrant a cautious outlook,” stated Mr. Stack. “With our proven ability to execute on our margin expansion opportunities and to manage inventory and expenses, we’ve maintained our earnings expectations for the second half of the year.”

Conference Call Info

The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the second quarter results.  Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the web cast, the call can be accessed by dialing (800) 591-6944 (domestic callers) or (617) 614-4910 (international callers) and entering confirmation code 59292096.

For those who cannot listen to the live web cast, it will be archived on the Company’s web site for 30 days.  In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 68951016. The dial-in replay will be available for 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or other words with similar meanings. Forward-looking statements include, among other things, statements about our future expectations regarding growth, revenues, earnings, profitability, spending, margins, costs, liquidity, store openings and operations, inventory, private brand products, our actions, plans or strategies.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2011 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: continuation of the recent economic and financial downturn and other changes in macroeconomic factors or market conditions that impact consumer spending; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; fluctuations in our quarterly operating results or same store sales; volatility in our stock price; our ability to access adequate capital; competition in the sporting goods industry; limitations on the availability of attractive store locations; inability to manage our growth, open new stores on a timely basis or expand successfully in new and existing markets; changes in consumer demand; unauthorized disclosure of sensitive, personal or confidential information; disruptions in our or our vendors’ supply chains; factors affecting our vendors, including potential increases in the costs of products, their ability to maintain their inventory and production levels and their ability or willingness to provide us with sufficient quantities of products at acceptable prices; factors that could negatively affect our private brand offerings; risks and costs relating to product liability claims, product recalls and the regulation of and other hazards associated with certain products we sell; the loss of our key executives; costs and risks associated with increased or changing laws and regulations affecting our business; our ability to secure and protect our intellectual property; risks relating to operating as a multi-channel retailer, including the impact of rapid technological change, internet security and privacy issues and the threat of systems failure or inadequacy; problems with our current management information systems or software; disruption at our distribution facilities; the seasonality of our business; regional risks because our stores are generally concentrated in the eastern half of the United States; costs and risks related to litigation or other claims against us; costs and uncertainties associated with pursuing strategic acquisitions; our ability to meet our labor needs; currency exchange rate fluctuations; risks associated with our Chief Executive Officer and his relatives’ controlling interest in the Company; the impact of foreign instability and conflict; our anti-takeover provisions, which could prevent or delay a change in control of the Company; and impairment in the carrying value of goodwill or other acquired intangibles.

Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 29, 2011 as filed with the Securities and Exchange Commission (“SEC”) on March 18, 2011 and in other reports filed with the SEC.  In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on our business or the extent to which any individual risk factor, or combination of risk factors, may cause results to differ materially from those contained in any forward-looking statement. We do not assume any obligation and do not intend to update any forward-looking statements except as may be required by the securities laws.

About Dick’s Sporting Goods, Inc.

Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer. As of July 30, 2011, the Company operated 455 Dick’s Sporting Goods stores in 42 states, 81 Golf Galaxy stores in 30 states and e-commerce web sites and catalog operations for both Dick’s Sporting Goods and Golf Galaxy. Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/investors. The Company’s web site is not part of this release.

Contact:

Timothy E. Kullman, EVP — Finance, Administration, and Chief Financial Officer or

Anne-Marie Megela, Director, Investor Relations

(724) 273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	July 30, 2011	% of Sales (1)	July 31, 2010	% of Sales
Net sales	$1,306,695	100.00%	$1,226,063	100.00%
Cost of goods sold, including occupancy and distribution costs	905,620	69.31	865,918	70.63

GROSS PROFIT	401,075	30.69	360,145	29.37

Selling, general and administrative expenses	285,729	21.87	271,372	22.13
Pre-opening expenses	3,655	0.28	715	0.06

INCOME FROM OPERATIONS	111,691	8.55	88,058	7.18

Gain on sale of investment	(13,900)	(1.06)	—	—
Interest expense	3,480	0.27	3,502	0.29
Other expense	517	0.04	646	0.05

INCOME BEFORE INCOME TAXES	121,594	9.31	83,910	6.84

Provision for income taxes	47,746	3.65	32,394	2.64

NET INCOME	$73,848	5.65%	$51,516	4.20%

EARNINGS PER COMMON SHARE:
Basic	$0.61		$0.44
Diluted	$0.59		$0.43

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,207		115,815
Diluted	125,836		121,039

(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	July 30, 2011	% of Sales (1)	July 31, 2010	% of Sales
Net sales	$2,420,544	100.00%	$2,273,595	100.00%
Cost of goods sold, including occupancy and distribution costs	1,689,026	69.78	1,611,229	70.87

GROSS PROFIT	731,518	30.22	662,366	29.13

Selling, general and administrative expenses	549,465	22.70	524,521	23.07
Pre-opening expenses	5,921	0.24	2,795	0.12

INCOME FROM OPERATIONS	176,132	7.28	135,050	5.94

Gain on sale of investment	(13,900)	(0.57)	—	—
Interest expense	6,964	0.29	7,010	0.31
Other income	(591)	(0.02)	(43)	(0.00)

INCOME BEFORE INCOME TAXES	183,659	7.59	128,083	5.63

Provision for income taxes	72,313	2.99	50,358	2.21

NET INCOME	$111,346	4.60%	$77,725	3.42%

EARNINGS PER COMMON SHARE:
Basic	$0.93		$0.67
Diluted	$0.89		$0.64

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,784		115,485
Diluted	125,602		120,713

(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

(Dollars in thousands)

	July 30,	July 31,	January 29,
	2011	2010	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$626,415	$278,169	$546,052
Accounts receivable, net	55,587	45,462	34,978
Income taxes receivable	1,652	6,982	9,050
Inventories, net	1,026,861	985,799	896,895
Prepaid expenses and other current assets	63,159	61,060	58,394
Deferred income taxes	13,651	7,528	18,961
Total current assets	1,787,325	1,385,000	1,564,330

Property and equipment, net	737,484	677,779	684,886
Intangible assets, net	51,098	47,585	51,070
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	28,004	72,261	27,157
Investments	1,015	10,765	10,789
Other	57,863	40,620	58,710
Total other assets	86,882	123,646	96,656
TOTAL ASSETS	$2,863,383	$2,434,604	$2,597,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$553,108	$532,007	$446,511
Accrued expenses	284,457	252,814	279,284
Deferred revenue and other liabilities	92,595	83,983	121,753
Income taxes payable	23,915	7,089	—
Current portion of other long-term debt and leasing obligations	995	978	995
Total current liabilities	955,070	876,871	848,543
LONG-TERM LIABILITIES:
Other long-term debt and leasing obligations	139,359	140,807	139,846
Deferred revenue and other liabilities	258,804	228,199	245,566
Total long-term liabilities	398,163	369,006	385,412
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	954	908	938
Class B common stock	250	250	250
Additional paid-in capital	666,981	554,741	625,184
Retained earnings	841,814	626,116	730,468
Accumulated other comprehensive income	151	6,712	6,741
Total stockholders’ equity	1,510,150	1,188,727	1,363,581
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,863,383	$2,434,604	$2,597,536

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(Dollars in thousands)

	26 Weeks Ended
	July 30,	July 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$111,346	$77,725
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,316	52,153
Deferred income taxes	8,393	(13,907)
Stock-based compensation	13,326	12,511
Excess tax benefit from exercise of stock options	(12,795)	(6,220)
Tax benefit from exercise of stock options	231	446
Other non-cash items	761	774
Gain on sale of investment	(13,900)	—
Changes in assets and liabilities:
Accounts receivable	(13,180)	(3,696)
Inventories	(129,966)	(90,023)
Prepaid expenses and other assets	(5,415)	(6,453)
Accounts payable	103,656	74,009
Accrued expenses	(16,363)	(15,212)
Income taxes payable/receivable	44,030	5,608
Deferred construction allowances	12,687	4,815
Deferred revenue and other liabilities	(32,149)	(25,859)
Net cash provided by operating activities	125,978	66,671

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(85,600)	(61,611)
Proceeds from sale of investment	14,140	—
Proceeds from sale-leaseback transactions	3,073	5,874
Deposits and purchases of other assets	(8,045)	—
Net cash used in investing activities	(76,432)	(55,737)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other long-term debt and leasing obligations	(487)	(458)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	18,994	9,225
Excess tax benefit from exercise of stock options	12,795	6,220
Repurchase of common stock	(3,455)	—
Increase in bank overdraft	2,941	26,632
Net cash provided by financing activities	30,788	41,619

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	29	5
NET INCREASE IN CASH AND CASH EQUIVALENTS	80,363	52,558
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	546,052	225,611
CASH AND CASH EQUIVALENTS, END OF PERIOD	$626,415	$278,169

Supplemental disclosure of cash flow information:
Accrued property and equipment	$21,536	$21,612
Cash paid for interest	$6,205	$6,155
Cash paid for income taxes	$19,173	$58,053

Store Count and Square Footage

The stores that opened during the second quarter of 2011 are as follows:

DICK’S
Store	Market
Modesto, CA	Modesto
Daphne, AL	Mobile
Pocatello, ID	Pocatello
Fresno, CA	Fresno
Nashua, NH	Nashua
Coon Rapids, MN	Minneapolis
Staten Island, NY	New York Metro
Manhattan, KS	Manhattan

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2011			Fiscal 2010
	Dick's			Dick's
	Sporting	Golf		Sporting	Golf
	Goods	Galaxy	Total	Goods	Galaxy	Total
Beginning stores	444	81	525	419	91	510
Q1 New	3	—	3	5	—	5
Q2 New	8	—	8	1	—	1
Ending stores	455	81	536	425	91	516
Closed stores	—	—	—	—	—	—
Ending stores	455	81	536	425	91	516
Remodeled stores	1	—	1	3	—	3
Relocated stores	—	1	1	—	—	—

Square Footage:

(in millions)

	Dick's Sporting Goods	Golf Galaxy	Total
Q1 2010	23.6	1.5	25.1
Q2 2010	23.7	1.5	25.2
Q3 2010	24.3	1.3	25.6
Q4 2010	24.6	1.3	25.9
Q1 2011	24.7	1.3	26.0
Q2 2011	25.1	1.3	26.4

Non-GAAP Financial Measures

In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for gain on sale of investment; earnings before interest, taxes and depreciation, adjusted to exclude certain significant gains and losses (“Adjusted EBITDA”); a reconciliation from the Company’s gross capital expenditures, net of tenant allowances; and calculations of consolidated and Dick’s Sporting Goods new store productivity. These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/investors.

Non-GAAP Net Income and Earnings Per Share Reconciliation

(in thousands, except per share data):

	13 Weeks Ended July 30, 2011
	As	Gain on Sale	Non-GAAP
	Reported	of Investment	Total

Net sales	$1,306,695	$—	$1,306,695
Cost of goods sold, including occupancy and distribution costs	905,620	—	905,620

GROSS PROFIT	401,075	—	401,075

Selling, general and administrative expenses	285,729	—	285,729
Pre-opening expenses	3,655	—	3,655

INCOME FROM OPERATIONS	111,691	—	111,691

Gain on sale of investment	(13,900)	13,900	—
Interest expense	3,480	—	3,480
Other expense	517	—	517

INCOME BEFORE INCOME TAXES	121,594	(13,900)	107,694

Provision for income taxes	47,746	(5,162)	42,584

NET INCOME	$73,848	$(8,738)	$65,110

EARNINGS PER COMMON SHARE:
Basic	$0.61		$0.54
Diluted	$0.59		$0.52

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,207		120,207
Diluted	125,836		125,836

During the second quarter of 2011, the Company recorded a pre-tax gain of $13.9 million relating to the sale of available-for-sale securities.

Non-GAAP Net Income and Earnings Per Share Reconciliation

(in thousands, except per share data):

	26 Weeks Ended July 30, 2011
	As	Gain on Sale	Non-GAAP
	Reported	of Investment	Total

Net sales	$2,420,544	$—	$2,420,544
Cost of goods sold, including occupancy and distribution costs	1,689,026	—	1,689,026

GROSS PROFIT	731,518	—	731,518

Selling, general and administrative expenses	549,465	—	549,465
Pre-opening expenses	5,921	—	5,921

INCOME FROM OPERATIONS	176,132	—	176,132

Gain on sale of investment	(13,900)	13,900	—
Interest expense	6,964	—	6,964
Other income	(591)	—	(591)

INCOME BEFORE INCOME TAXES	183,659	(13,900)	169,759

Provision for income taxes	72,313	(5,162)	67,151

NET INCOME	$111,346	$(8,738)	$102,608

EARNINGS PER COMMON SHARE:
Basic	$0.93		$0.86
Diluted	$0.89		$0.82

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,784		119,784
Diluted	125,602		125,602

During the second quarter of 2011, the Company recorded a pre-tax gain of $13.9 million relating to the sale of available-for-sale securities.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	July 30,	July 31,
	2011	2010
	(dollars in thousands)
Net income	$73,848	$51,516
Provision for income taxes	47,746	32,394
Interest expense	3,480	3,502
Depreciation and amortization	27,880	26,287
EBITDA	$152,954	$113,699
Less: Gain on sale of investment	(13,900)	—
Adjusted EBITDA, as defined	$139,054	$113,699

% increase in Adjusted EBITDA	22%

	26 Weeks Ended
	July 30,	July 31,
	2011	2010
	(dollars in thousands)
Net income	$111,346	$77,725
Provision for income taxes	72,313	50,358
Interest expense	6,964	7,010
Depreciation and amortization	55,316	52,153
EBITDA	$245,939	$187,246
Less: Gain on sale of investment	(13,900)	—
Adjusted EBITDA, as defined	$232,039	$187,246

% increase in Adjusted EBITDA	24%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	July 30,	July 31,
	2011	2010
	(dollars in thousands)
Gross capital expenditures	$(85,600)	$(61,611)
Proceeds from sale-leaseback transactions	3,073	5,874
Changes in deferred construction allowances	12,687	4,815
Construction allowance receipts	—	—
Net capital expenditures	$(69,840)	$(50,922)

New Store Productivity Calculation

The following calculations represent: (1) the new store productivity calculation on a consolidated basis; and (2) the new store productivity calculation for Dick’s Sporting Goods for the quarter ended July 30, 2011. Golf Galaxy stores and the Company’s e-commerce business are excluded from the Dick’s Sporting Goods only calculation. New store productivity compares the sales increase for all stores not included in the same store sales calculation with the increase in store square footage.

	Consolidated		Dick’s Sporting Goods Only
	13 Weeks Ended		13 Weeks Ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010	2011	2010

Sales % increase for the period	6.6%		6.9%
Same store sales % increase for the period	2.5%		1.7%
New store sales % increase (A) (1)	4.0%		5.1%

Store square footage (000’s):
Beginning of period	26,054	25,091	24,722	23,612
End of period	26,462	25,168	25,122	23,689
Average for the period	26,258	25,130	24,922	23,651
Average square footage % increase for the period (B)	4.5%		5.4%

New store productivity (A)/(B) (1)	90.2%		95.0%

(1) - Amounts do not recalculate due to rounding.